UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2017

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Nadim El Gabbani

On April 5, 2017, Nadim El Gabbani notified the Board of Directors (the “Board”) of The Michaels Companies, Inc. (the “Company”) of his decision to not stand for re-election as a director at the Company’s Annual Meeting of Stockholders, to be held on June 7, 2017.  Mr. El Gabbani is currently a Managing Director at The Blackstone Group L.P.    Mr. El Gabbani’s decision was not as a result of any disagreement with the Company. The Board wishes to thank Mr. El Gabbani for his service and the numerous contributions he has made to the success of the Company.

Charles M. Sonsteby

On April 6, 2017, Charles M. Sonsteby informed the Company of his decision to retire from his position as Vice Chairman of the Company, effective on or about October 1, 2017.

Philo T. Pappas

On April 6, 2017, the Company and Philo T. Pappas agreed that effective June 1, 2017, Mr. Pappas would be transitioning from his position as Executive Vice President – Category Management to focus entirely on the Company’s global sourcing operations as well as the growth of the Company’s wholesale business, Lamrite West, Inc. (operating under the Darice brand name), and other business and growth initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Executive Vice President, Secretary and General Counsel

Date: April 11, 2017